UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2011

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ		08807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On December 1, 2011, CorMedix Inc., a Delaware corporation (the “Company”), provided notice to Shiva Biomedical, LLC (“Shiva”), that the Company was exercising its right to terminate the Contribution Agreement, as amended, by and between Shiva and the Company (the “Contribution Agreement”).  The Company had previously decided against further pursuing development of CRMD001 and has been in discussions with Shiva about renegotiating the Contribution Agreement.

Pursuant to the terms of the Contribution Agreement, Shiva granted the Company an exclusive, worldwide license for a patent estate covering proprietary formulations of deferiprone and a biomarker diagnostic test for measuring levels of labile iron (the “Shiva Technology”). The Shiva Technology serves as the basis for the Company’s CRMD001 and CRMD002 product candidates.  Pursuant to the terms of the Contribution Agreement, the Company has the right to terminate the agreement for any reason upon 30 days prior written notice.  Upon termination, the Company is obligated to reassign to Shiva all Company intellectual property rights with respect to the Shiva Technology.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 2, 2011	CORMEDIX INC.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Chief Financial Officer